                                                                 EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                               -------------------

                                    FORM T-1
                               -------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                              ---------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)
                               -------------------

                             SUNTRUST BANK, ATLANTA
               (Exact name of trustee as specified in its charter)

25 PARK PLACE, N.E.
SUITE 1100                                                      58-0466330
ATLANTA, GEORGIA                            30303            (I.R.S. employer
(Address of principal executive offices)  (Zip Code)        identification no.)
                               -------------------

                                 PHILIP DEMOUEY
                             SUNTRUST BANK, ATLANTA
                                  25 PARK PLACE
                                   24TH FLOOR
                           ATLANTA, GEORGIA 30303-2900
                                 (404) 588-7266
            (Name, address and telephone number of agent for service)
                               -------------------

                                 NET.B@NK, INC.

          GEORGIA                                             58-2224352

          (State or other                                   (IRS employer
     jurisdiction of incorporation                        identification no.)
          or organization)

        950 NORTH POINT PARKWAY
          ALPHARETTA, GEORGIA                                    30005
(Address of principal executive offices)                       (Zip Code)
                               -------------------

                  ___% Convertible Subordinated Notes due 2004
                       (Title of the indenture securities)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                      Registration No. 333-77969

1.  GENERAL INFORMATION.

    Furnish the following information as to the trustee--

         Name and address of each examining or supervising authority to which it is subject.

         DEPARTMENT OF BANKING AND FINANCE,
         STATE OF GEORGIA
         ATLANTA, GEORGIA

         FEDERAL RESERVE BANK OF ATLANTA
         104 MARIETTA STREET, N.W.
         ATLANTA, GEORGIA

         FEDERAL DEPOSIT INSURANCE CORPORATION
         WASHINGTON, D.C.

         Whether it is authorized to exercise corporate trust powers.

         YES.

2.  AFFILIATIONS WITH OBLIGOR.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    NONE.


16. LIST OF EXHIBITS.

    List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

     (1) A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 333-25463.)

     (2) A copy of the certificate of authority of the trustee to commence business. (included in Exhibit 1.)

     (3) A copy of the authorization of the trustee to exercise corporate trust powers. (included in Exhibit 1.)

     (4) A copy of the existing by-laws of the trustee. (included in Exhibit 4 to Form T-1, Registration No. 333-25463.)

     (6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

     (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 1998.

                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, Atlanta, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 27th day of May, 1999.


                                       SUNTRUST BANK, ATLANTA



                                       By:  /s/ Philip Demouey
                                          ---------------------
                                          Philip DeMouey
                                          Vice President

                              EXHIBIT 1 TO FORM T-1




                             ARTICLES OF ASSOCIATION
                                       OF
                             SUNTRUST BANK, ATLANTA

                              EXHIBIT 2 TO FORM T-1




                            CERTIFICATE OF AUTHORITY
                                       OF
                             SUNTRUST BANK, ATLANTA
                              TO COMMENCE BUSINESS

                              EXHIBIT 3 TO FORM T-1




                                  AUTHORIZATION
                                       OF
                             SUNTRUST BANK, ATLANTA
                       TO EXERCISE CORPORATE TRUST POWERS

                              EXHIBIT 4 TO FORM T-1




                                     BY-LAWS
                                       OF
                             SUNTRUST BANK, ATLANTA

                              EXHIBIT 6 TO FORM T-1




                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of ___% Convertible Subordinated Notes due 2004 of Net.B@nk, Inc., SunTrust Bank, Atlanta hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                       SUNTRUST BANK, ATLANTA



                                       By:  /s/ Philip Demouey
                                          ---------------------
                                          Philip DeMouey
                                          Vice President

                              EXHIBIT 7 TO FORM T-1




                               REPORT OF CONDITION

SUNTRUST BANK ATLANTA       Call Date: 12/31/98    State #: 130330   FFIEC 031
P.O. BOX 4418 CENTER 632    Vendor ID: D           Cert #:  00867    RC-1
ATLANTA, GA 30302           Transit #: 61000104

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
                                                                        C400
SCHEDULE RC - BALANCE SHEET


                                                    DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):        RCFD
                                                                                     ----
     a.  Noninterest-bearing balances and currency and coin (1)                      0081     1,339,046   1.a
     b.  Interest-bearing balances (2)                                               0071         5,142   1.b
2.   Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)                  1754             0   2.a
     b.  Available-for-sale securities (from Schedule RC-B, column D)                1773     3,225,581   2.b
3.   Federal funds sold and securities purchased under agreements to resell          1350     1,217,838   3.

4.   Loans and lease financing receivables:                                          RCFD
                                                                                     ----
     a.  Loans and leases, net of unearned income (from Schedule RC-C)               2122    13,046,097   4.a
     b.  LESS: Allowance for loan and lease losses                                   3123       138,028   4.b
     c.  LESS: Allocated transfer risk reserve                                       3128             0   4.c
     d.  Loans and leases, net of unearned income,                                   RCFD
                                                                                     ----
         allowance, and reserve (item 4.a minus 4.b and 4.c)                         2125    12,908,069   4.d
5.   Trading assets (from Schedule RC-D)                                             3545        37,301   5.
6.   Premises and fixed assets (including capitalized leases)                        2145        97,749   6.
7.   Other real estate owned (from Schedule RC-M)                                    2150         1,624   7.
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)                                                            2130        12,664   8.
9.   Customers' liability to this bank on acceptances outstanding                    2155       610,727   9.
10.  Intangible assets (from Schedule RC-M)                                          2143        14,321  10.
11.  Other assets (from Schedule RC-F)                                               2160       165,262  11.
12.  Total assets (sum of items 1 through 11)                                        2170    19,635,324  12.


-------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

SUNTRUST BANK ATLANTA       Call Date: 12/31/98    State #: 130330   FFIEC 031
P.O. BOX 4418 CENTER 632    Vendor ID: D           Cert #:  00867    RC-2
ATLANTA, GA 30302           Transit #: 61000104

SCHEDULE RC - CONTINUED


                                                    DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:                                                                       RCON
                                                                                     ----
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E,   2200     7,177,865    13.a
         part I)                                                                     RCON
                                                                                     ----
         (1) Noninterest-bearing (1)                                                 6631     3,082,972    13.a.1
         (2) Interest-bearing                                                        6636     4,094,893    13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from          RCFN
                                                                                     ----
        Schedule RC-E, part II)                                                      2200     3,530,204    13.b
         (1) Noninterest-bearing                                                     6631             0    13.b.1
         (2) Interest-bearing                                                        6636     3,530,204    13.b.2
                                                                                     RCFD
                                                                                     ----
14.  Federal funds purchased and securities sold under agreements to repurchase      2800     4,245,132    14
                                                                                     RCON
                                                                                     ----
15.  a.  Demand notes issued to the U.S. Treasury                                    2840             0    15.a
                                                                                     RCFD
                                                                                     ----
     b.  Trading liabilities (from Schedule RC-D)                                    3548             0    15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.  With a remaining maturity of one year or less                               2332       302,623    16.a
     b.  With a remaining maturity of more than one year through three years         A547         2,559    16.b
     c.  With a remaining maturity of more than three years                          A548         1,418    16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding                        2920       610,727    18
19.  Subordinated notes and debentures(2)                                            3200       250,000    19
20.  Other liabilities (from Schedule RC-G)                                          2930     1,149,728    20
21.  Total liabilities (sum of items 13 through 20)                                  2948    17,270,268    21
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                   3838             0    23
24.  Common stock                                                                    3230        21,601    24
25.  Surplus (exclude all surplus related to preferred stock)                        3839       703,406    25
26.  a.  Undivided profits and capital reserves                                      3632       598,887    26.a
     b.  Net unrealized holding gains (losses) on available-for-sale securities      8434     1,041,174    26.b
27.  Cumulative foreign currency translation adjustments                             3284             0    27
28,  Total equity capital (sum of items 23 through 27)                               3210     2,365,068    28
29.  Total liabilities and equity capital (sum of items 21 and 28)                   3300    19,635,324    29


MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.   Indicate in the box at the right the number of the statement below that best describes the         RCFD    Number
     most comprehensive level of auditing work performed for the bank by independent external           ----
     auditors as of any date during 1997                                                                6724      N/A   M.1



1   = Independent audit of the bank conducted in accordance by other with generally accepted auditing standards by a certified state chartering public accounting firm which submits a report on the bank

2   = Independent audit of the bank's parent holding company external conducted in accordance with generally accepted auditing standards by a certified public accounting firm which statements by submits a report on the consolidated holding company (but not on the bank separately) preparation work)

3   = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4   = Directors' examination of the bank performed external auditors (may be required by authority)

5   = Review of the bank's financial statements by auditors

6   = Compilation of the bank's financial external auditors

7   = Other audit procedures (excluding tax

8   = No external audit work

--------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus,